Exhibit 99.1

Sabre Corporation Announces Refinancing of Term A Loans and Redemption of Senior Secured Notes

SOUTHLAKE, Texas, December 7, 2020 — Sabre Corporation (“Sabre”) (Nasdaq: SABR) today announced a proposed refinancing of a portion of its existing indebtedness. The proposed refinancing includes the borrowing by its wholly-owned subsidiary, Sabre GLBL Inc. (“Sabre GLBL”), under a new $637,000,000 million term loan B facility (the “New Facility”) under the senior secured credit agreement (the “Credit Agreement”) that governs its existing revolving credit facility, its existing term “A” loan facility (the “Term A Loans”), and its existing term “B” loan facility. Sabre would incur no additional indebtedness as a result of the proposed refinancing above the refinanced amount, other than amounts covering interest, fees and expenses relating to repayment of the Term A Loans. The proposed refinancing is expected to meaningfully improve Sabre’s debt maturity profile and preserve its flexibility.

The New Facility would include a $500 million incremental term “B” loan, the proceeds of which would be used to redeem all of Sabre GLBL’s November 2023 Secured Notes, and a $137,000,000 million refinancing term “B” loan, the proceeds of which would be used to prepay in full its remaining outstanding Term A Loans and a portion of the fees and expenses in connection with the prepayment. The New Facility would mature on the seventh (7th) anniversary of the closing date of the New Facility.

The precise timing and terms of the New Facility are subject to reaching agreement with Sabre’s lender banks and institutions, market conditions and other factors. No assurance can be made that the New Facility will be consummated on the proposed terms or at all or that any existing debt will be redeemed or prepaid as described above.

The New Facility will be guaranteed by Sabre Holdings Corporation and each subsidiary of Sabre GLBL that guarantees the Credit Agreement. The New Facility and the guarantees thereof will be secured, subject to permitted liens, by a first-priority security interest in the same collateral that secures Sabre GLBL’s other senior secured indebtedness, which is substantially all present and hereafter acquired property and assets of Sabre GLBL and the guarantors (other than certain excluded assets).

BofA Securities, Inc., Mizuho Bank, Ltd., Wells Fargo Securities, LLC, Deutsche Bank Securities Inc., Citibank N.A., PNC Bank, National Association, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., MUFG, JPMorgan Chase Bank, N.A and ING Bank, N.A. are proposed to act as joint bookrunners and BofA Securities, Inc. will act as sole lead arranger. Bank of America is the administrative agent and the collateral agent for the Credit Agreement.

About Sabre Corporation

Sabre Corporation is the leading technology provider to the global travel industry. Sabre’s software, data, mobile and distribution solutions are used by hundreds of airlines and thousands of hotel properties to manage critical operations, including passenger and guest reservations, revenue management, flight, network and crew management. Sabre also operates a leading global travel marketplace, which processes more than $120 billion of estimated travel spend annually by connecting travel buyers and suppliers. Headquartered in Southlake, Texas, USA, Sabre operates offices in approximately 160 countries around the world.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “believe,” “could,” “likely,” “expect,” “plan,” “commit,” “guidance,” “outlook,” “anticipate,” “will,” “incremental,” “preliminary,” “forecast,” “continue,” “strategy,” “confidence,” “momentum,” “estimate,” “objective,” “project,” “may,” “should,” “would,” “intend,” “potential” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. More information about potential risks and uncertainties that could affect our business and results of operations is included in the “Risk Factors” and “Forward-Looking Statements” sections in our Annual Report on Form 10-K filed with the SEC on February 26, 2020, our Quarterly Report on Form 10-Q filed with the SEC on November 6, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

SABR-F

Contacts:

Media

Kristin Hays

kristin.hays@sabre.com

sabrenews@sabre.com

Investors

Kevin Crissey

kevin.crissey@sabre.com

sabre.investorrelations@sabre.com